UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2021

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 Fulton Drive NW

Canton, OH 44718

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 1.421333 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 28, 2021, Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”), entered into a binding term sheet (the “Term Sheet”) with IRG, LLC, a Delaware limited liability company that is controlled by the Company’s director Stuart Lichter (“Investor”), pursuant to which the Company agreed to issue and sell to Investor for a purchase price of $15 million (“Purchase Price”) in a private placement (the “Private Placement”) (i) shares of a new series of preferred stock of the Company (the “Private Placement Preferred Stock”), which are convertible into shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), having an aggregate liquidation preference of $15 million, and (ii) a number of warrants, exercisable for shares of Common Stock at an exercise price of $6.90 per share (the “Private Placement Warrants”), constituting 50% warrant coverage. The number of warrants to be issued will equal half of the liquidation preference of the Private Placement Preferred Stock divided by the closing price of the Common Stock on a specified date (the “Common Stock Value”).  The Private Placement Preferred Stock and Private Placement Warrants are subject to the conversion terms and exercise terms, respectively, described in Item 3.02 hereof. The Private Placement is expected to close by February 26, 2021.

The information regarding the Private Placement Preferred Stock and Private Placement Warrants set forth in Item 3.02 hereof is incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

On January 28, 2021, the Company entered into the Term Sheet pursuant to which it agreed to sell to Investor the Private Placement Preferred Stock and the Private Placement Warrants as a part of the Private Placement. The Private Placement will be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving any public offering.

Dividends payable to the holders of the Private Placement Preferred Stock will accrue at a rate of 7.0% per annum. Each share of Private Placement Preferred Stock will be convertible, at any time at the option of the holder or mandatorily on the third anniversary of the date of issuance, into a number of shares of Common Stock equal to the liquidation preference of the Private Placement Preferred Stock divided by the Common Stock Value (subject to customary adjustments).

Each Private Placement Warrant will be exercisable for one share of Common Stock at an exercise price of $6.90 per share (subject to customary adjustments).   Each Private Placement Warrant will be exercisable at the option of the holder from the date of issuance until the third anniversary of the date of issuance.

The information regarding the Private Placement, Private Placement Preferred Stock and Private Placement Warrants set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
Name: Michael Crawford
Title: President and Chief Executive Officer

Dated: February 3, 2021